UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On May 10, 2012, Albert Rodriguez, age 47, was appointed Chief Operating Officer of Spanish Broadcasting System, Inc. (the “Company”). Mr. Rodriguez will be responsible for the operations of the Company and will continue to oversee the revenue and profit performance of the Company’s consolidated operations, including radio, television, interactive and entertainment divisions.

Prior to his appointment as Chief Operating Officer, Mr. Rodriguez, was Chief Revenue Officer of the Company’s consolidated operations and General Manager of the Miami television market since January 3, 2011, Chief Revenue Officer of the television segment and General Manager of the Miami television market since October 12, 2010, General Manager of the Miami television market from January 21, 2010 through October 11, 2010, and General Sales Manager for the Miami radio market from November 1999 through January 2010.

No familial relationship exists between Mr. Rodriguez and any other executive officer or director of the Company. Since the beginning of the Company’s last fiscal year, Mr. Rodriguez has not engaged in or proposed to engage in any related party transaction as described in Item 404(a) of Regulation S-K. Mr. Rodriguez is not a director of the Company or any other registered company.

The Company’s press release announcing the appointment of Mr. Rodriguez is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 -	Press Release of Spanish Broadcasting System, Inc., dated May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.
(Registrant)

May 16, 2012	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative
Officer Sr. Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description

99.1 -	Press Release of Spanish Broadcasting System, Inc., dated May 16, 2012.

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